UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

July 30, 2003

Date of Report (Date of earliest event reported)

Sonic Foundry, Inc.

(Exact name of registrant as specified in its chapter)

Maryland (State or other jurisdiction of incorporation)	1-14007 (Commission File Number)	39-1783372 (IRS Employer Identification No.)

1617 Sherman Ave, Madison, WI 53704 (Address of principal executive offices)	(608) 256-3133 (Registrant’s telephone number)

Item 2. Acquisition or Disposition of Assets.

On July 30, 2003, Sonic Foundry, Inc., a Maryland corporation (“Sonic”) completed the sale of its Desktop Software Business to SP Software Acquisition Company (“SPA”), a wholly-owned subsidiary of Sony Pictures Digital, Inc., a Delaware corporation (“SPD”), pursuant to that certain Amended and Restated Asset Purchase Agreement, dated as of June 6, 2003 and effective as of May 2, 2003 by and between Sonic Foundry and SPA (the “Purchase Agreement”). The assets sold consisted of substantially all of the assets of the Desktop Software Business, which were sold for an aggregate purchase price of $19 million cash, certain other consideration, and assumption of certain trade payables, accrued liabilities and capital leases associated with the desktop software business. The purchase price was determined in arms-length negotiations between the parties. In connection with the sale transaction, SPD has extended offers to approximately 70 employees of the Desktop Software Business to join SPD. The description contained in this Item 2 of the transactions contemplated by the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is incorporated by reference from Appendix A of Schedule 14A, filed on June 19, 2003.

See press release attached hereto as Exhibit 99.1, which is incorporated by reference hereto.

Item 7. Financial Statements and Exhibits.

(b)	Pro forma financial information.

The following unaudited pro forma financial statements relate to the completed sale of the Desktop Software Business, pursuant to the Purchase Agreement, and to the sale of the Media Services business, completed May 16, 2003.

Sonic’s fiscal year ends on September 30. The following Unaudited Pro Forma Consolidated Balance sheet as of March 31, 2003 reflects the historical financial position with pro forma adjustments as though the businesses had been disposed on March 31, 2003.

The Unaudited Pro Forma Consolidated Statements of Operations for the year ended September 30, 2002 and the six months ended March 31, 2003 reflect the historical financial performance with pro forma adjustments as though the sales were consummated at the beginning of the fiscal year ended September 30, 2002.

The Pro Forma Consolidated Statements of Operations are based on the following:

1)	historical consolidated results of operations and segment data of Sonic for the fiscal year ended September 30, 2002 derived from audited financial statements included in the Sonic 2002 annual report on Form 10-K;
2)	historical consolidated results of operations of Sonic Foundry for the six months ended March 31, 2003 derived from unaudited financial statements and management’s discussion and analysis included in the report on Form 10-Q filed for the quarter ended March 31, 2003;
3)	historical internal consolidating financial statements for the periods presented; and
4)	estimated allocations of corporate overhead and other administrative functions.

The Pro Forma Financial Statements and the accompanying notes (“Pro Forma Financial Information”) should be read in conjunction with, and are qualified by, the historical financial statements and notes thereto of Sonic.

The Pro Forma Financial Information is intended for informational purposes only and is not necessarily indicative of the results that would have occurred had the dispositions occurred at the beginning of each fiscal year or on March 31, 2003; nor is the information necessarily indicative of results that may occur in the future.

Sonic Foundry, Inc.

Unaudited Pro Forma Balance Sheet

As of March 31, 2003

	Consolidated	Media Services (1)		Desktop Software (2)		Pro Forma Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$1,233	$5,180	(a)	$17,540	(d)	$ (8,071	)(g)	$15,982
Accounts receivable, net	3,303	(1,814	)(b)	(1,224	)(e)	—		265
Accounts receivable, other	127	(4	)(b)	(30	)(e)	—		93
Inventory	403	(86	)(b)	(317	)(e)	—		—
Prepaid expenses and other current assets	405	(84	)(b)	(146	)(e)	—		175

Total current assets	5,471	3,192		15,823		(8,071)		16,415
Property and equipment:
Buildings and improvements	2,477	(1,556	)(b)	(921	)(e)	—		—
Equipment	13,290	(8,623	)(b)	(3,879	)(e)	—		788
Furniture and fixtures	573	(174	)(b)	(304	)(e)	—		95

Total property and equipment	16,340	(10,353)		(5,104)		—		883
Less accumulated depreciation	(9,241)	5,283	(b)	3,475	(e)	—		(483)

Net property and equipment	7,099	(5,070)		(1,629)		—		400
Other assets:
Goodwill and other intangibles, net	8,230	(479	)(b)	—		—		7,751
Capitalized software development costs, net	1,133	(100	)(b)	—		—		1,033
Debt issuance costs	408	—		—		(408	)(h)	—
Other assets	38	—		(38	)(e)	—		—

Total other assets	9,809	(579)		(38)		(408)		8,784

Total assets	$22,379	$(2,457)		$14,156		$(8,479)		$25,599

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,134	$(375	)(b)	$(672	)(e)	$—		$1,087
Accrued liabilities	1,276	(68	)(b)	(172	)(e)	(350	)(g)	686
Current portion of long-term debt and capital lease obligations	1,653	(324	)(b)	—		(1,218	)(g)	111
Convertible debt, net of discount	4,438	—		—		(4,438	)(g)(h)	—

Total current liabilities	9,501	(767)		(844)		(6,006)		1,884
Long-term obligations, net of current portion	33	(33	)(b)	—		—		—
Capital lease obligations, net of current portion	10	(6	)(b)	(4	)(e)	—		—
Other liabilities	128	—		—		—		128
Stockholders’ equity:
Common stock	278	—		—		—		278
Additional paid-in capital	167,070	—		—		—		167,070
Accumulated deficit	(154,437)	(1,651	)(c)	15,004	(f)	(2,473	)(i)	(143,557)
Receivable for common stock issued	(26)	—		—		—		(26)
Cummulative foreign currency translations	(10)	—		—		—		(10)
Unearned compensation	(18)	—		—		—		(18)
Treasury stock, at cost, 27,750 shares	(150)	—		—		—		(150)

Total stockholders’ equity	12,707	(1,651)		15,004		(2,473)		23,587

Total liabilities and stockholders’ equity	$22,379	$(2,457)		$14,156		$(8,479)		$25,599

Sonic Foundry, Inc.

Unaudited Pro Forma Statement of Operations

For the Year Ended September 30, 2002

	Consolidated	Media Services		Desktop Software		Pro Forma Adjustments		Pro Forma
	(dollars in thousands, except per share data)
Revenue:
Software license fees	$16,757	$—		$(15,898	)(j)	$—		$859
Media services	9,399	(9,399	)(j)	—		—		—

Total revenue	26,156	(9,399)		(15,898)				859
Cost of revenue:
Cost of software license fees	3,371			(2,991	)(j)	—		380
Cost of media services	7,214	(7,214	)(j)	—		—		—

Total cost of revenue	10,585	(7,214)		(2,991)		—		380

Gross margin	15,571	(2,185	)(j)	(12,907	)(j)	—		479
Operating expenses:
Selling and marketing expenses	8,803	(1,802	)(k)	(4,453	)(k)	—		2,548
General and administrative expenses	6,979	(2,718	)(l)	(1,533	)(l)	—		2,728
Product development expenses	7,231	(439	)(k)	(3,713	)(m)	—		3,079

Total operating expense	23,013	(4,959)		(9,699)		—		8,355

Loss from operations	(7,442)	2,774		(3,208)		—		(7,876)
Other income (expense):
Interest expense	(606)	84	(k)	19	(k)	467	(o)	(36)
Non-cash interest expense	(3,409)	—		—		3,409	(o)	—
Interest and other income	(536)	(43	)(k)	(2	)(k)	142	(p)	(439)

Total other income (expense)	(4,551)	41		17		4,018		(475)

Loss before income taxes and cumulative effect of change in accounting principle	(11,993)	2,815		(3,191)		4,018		(8,351)
Income taxes	(12)	13	(k)	(1	)(k)	—		—

Loss before cumulative effect of change in accounting principle	$(12,005)	$2,828		$(3,192)		$4,018		$(8,351)

Net loss per common share before cumulative effect of change in accounting principle—basic and diluted	$(0.45)							$(0.31)

Denominator for basic and dilutive loss per share—weighted average common shares	26,812,000							26,812,000

Sonic Foundry, Inc.

Unaudited Pro Forma Statement of Operations

For the Six Months Ended March 31, 2003

	Consolidated	Media Services		Desktop Software		Pro Forma Adjustments		Pro Forma
	(dollars in thousands, except per share data)
Revenue:
Software license fees	$8,442	$—		$ (8,051	)(n)	$—		$391
Media services	3,945	(3,945	)(n)	—		—		—

Total revenue	12,387	(3,945)		(8,051)				391
Cost of revenue:
Cost of software license fees	1,729			(1,386	)(n)	—		343
Cost of media services	3,266	(3,266	)(n)	—		—		—

Total cost of revenue	4,995	(3,266)		(1,386)		—		343

Gross margin	7,392	(679	)(n)	(6,665	)(n)	—		48
Operating expenses:
Selling and marketing expenses	4,208	(712	)(k)	(2,009	)(k)	—		1,487
General and administrative expenses	3,285	(1,204	)(l)	(932	)(l)	—		1,149
Product development expenses	2,890	(163	)(k)	(1,921	)(m)	—		806

Total operating expense	10,383	(2,079)		(4,862)		—		3,442

Loss from operations	(2,991)	1,400		(1,803)		—		(3,394)
Other income (expense):
Interest expense	(554)	29	(k)	3		515	(o)	(7)
Non-cash interest expense	(2,006)	—		—		2,006	(o)	—
Interest and other income	10	(9	)(k)	—		59	(p)	60

Total other income (expense)	(2,550)	20		3		2,580		53

Loss before income taxes	(5,541)	1,420		(1,800)		2,580		(3,341)
Income taxes	89	(89	)(k)	—		—		—

Net loss	$(5,452)	$1,331		$(1,800)		$2,580		$(3,341)

Net loss per common share—basic and diluted	$(0.20)							$(0.12)

Denominator for basic and dilutive loss per share—weighted average common shares	27,743,519							27,743,519

SONIC FOUNDRY, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(1)	To record the May 16, 2003 disposition of the Media Services business to Deluxe Media Services, Inc. (“Deluxe”), (the “Media Services Transaction”).
(2)	To record the July 30, 2003 disposition of the Desktop Software Business to SPA (the “Desktop Software Transaction”).
(3)	Collectively (the “Dispositions”).
a)	Estimated cash impact of the Media Services Transaction includes:
i.	$5.2 million received on May 16, 2003.
ii.	Estimated $400,000 of additional proceeds—related to 40% working capital holdback—expected to be received in September 2003.
iii.	Estimated $400,000 of transaction costs including commissions, professional fees and severance payments.
b)	Amounts include:
i.	Assets purchased by Deluxe.
ii.	Intangible assets written off upon disposal of the Media Services business.
iii.	Liabilities assumed by Deluxe.
iv.	Debt retired upon disposal of the Media Services business.
c)	Estimated loss on disposal of the Media Services business if the Media Services Transaction had occurred on March 31, 2003.
d)	Estimated cash impact of the Desktop Software includes:
i.	$19 million purchase price.
ii.	Estimated $1.5 million of transaction costs including commissions, professional fees and severance payments.
e)	Amounts include:
i.	Assets purchased by SPA.
ii.	Liabilities assumed by SPA.
f)	Estimated gain on disposal of the Desktop Software business if the Desktop Software Transaction had occurred on March 31, 2003.
g)	Debt payments and writeoffs to be made upon consummation of the Desktop Software Transaction include:

	Convertible Debt	Aris Buinevicius	Employee Deferred Compensation Plan	Total
Cash	$(6,603)	$(1,250)	$(218)	$(8,071)
Debt Issuance Costs	(408)	—	—	(408)

Accrued liabilities	100	250	—	350

Current portion of long-term debt and capital lease obligations	5,912	1,000	218	7,130

Convertible debt, net of discount	(1,474)	—	—	(1,474)

Retained Earnings (loss on early retirement of debt)	2,473	—	—	2,473

	—	—	—	—

h)	See Table above in (g)
i)	Estimated loss on the early retirement of the convertible debt and writeoff of related unamortized debt issuance costs and debt discount.
j)	As reported in the segment data disclosure of the Fiscal 2002 audited financial statements.
k)	Amounts derived from Sonic’s internal consolidating statements of operations for the period.
l)	Amounts derived from Sonic’s internal consolidating statements of operations with adjustments for allocation of corporate overhead based on pro rata revenue and headcounts.
m)	Amounts derived from Sonic’s internal consolidating statements of operations with adjustments for allocation of corporate product development costs using current staff assignments.

n)	As reported in Management’s Discussion and Analysis of the report on Form 10-Q filed for the quarter ended March 31, 2003.
o)	Because substantially all debt will be paid off with proceeds from the Dispositions, these adjustments assume:
i.	For fiscal 2002, that the convertible debt transaction did not occur.
ii.	For six months ended March 31, 2003, that the convertible debt was paid off at the beginning of the fiscal year and that the bridge note with Aris Buinevicius did not occur.
p)	Adjustments for interest income (based upon average money market rates) on available cash based upon proceeds from the Dispositions and debt repayments assuming the Dispositions had occurred at the beginning of the fiscal year.

(c)	Exhibits.

The following Exhibits are furnished as part of this report:

2.1	Amended and Restated Asset Purchase Agreement, incorporated by reference from Appendix A of Schedule 14A filed on June 19, 2003 (Sonic will furnish upon request to the Securities and Exchange Commission a copy of all exhibits, annexes, and schedules attached thereto);

99.1	Press Release, dated as of July 30, 2003, entitled “Sony Pictures Digital Acquires Sonic Foundry’s Desktop Software Assets.”

EXHIBIT LIST

NUMBER	DESCRIPTION
99.1	Press Release, dated as of July 30, 2003, entitled “Sony Pictures Digital Acquires Sonic Foundry’s Desktop Software Assets.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SONIC FOUNDRY, INC. (Registrant)

August 7, 2003	By: /S/ KENNETH A. MINOR Kenneth A. Minor Chief Financial Officer